UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 18, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2009, Ojo Video Phones LLC (“Ojo Video”), a wholly owned subsidiary of WorldGate Communications, Inc., entered into a Master Manufacturing Agreement (the “Manufacturing Agreement”) with Kenmec Mechanical Engineering Co., Ltd. (“Kenmec”), pursuant to which Kenmec will provide Ojo Video manufacturing services to produce a new line of digital video phones for the consumer market.  WorldGate Communications, Inc. provided Kenmec with a guarantee of payment of Ojo Video’s obligations under the Manufacturing Agreement.  The Manufacturing Agreement has a term of 2 years, which shall be automatically extended for successive one year terms unless a party delivers written notice to the other party of its intention not to extend, not less than 120 days prior to the expiration of the then current term.  Kenmec provided Ojo Video customary warranties regarding the products to be produced under the Manufacturing Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2009, each of WorldGate Communications, Inc., WorldGate Service, Inc., WorldGate Finance, Inc., Ojo Service LLC and Ojo Video Phones LLC (collectively, the “WGAT Entities”) entered into a Revolving Loan and Security Agreement (the “Revolving Loan”) with WGI Investor LLC (“WGI”) on October 28, 2009, pursuant to which WGI provided to the WGAT Entities, a line of credit in a principal amount of $3,000,000.  On November 18, 2009, WorldGate Service, Inc. received $400,000 from WGI Investor, LLC pursuant to a notice of borrowing under the Revolving Loan.

Item 7.01	Regulation FD Disclosure.

On November 24, 2009, WorldGate Communications, Inc. issued a press release announcing the signing of the Manufacturing Agreement.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated November 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: November 24, 2009	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 24, 2009.